                                                                    EXHIBIT 10.1

                                                                    CONFIDENTIAL

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                             MIRKAEI TIKSHORET LTD.,

                       AMERICAN PUBLISHING HOLDINGS, INC.

                                       AND

                          HOLLINGER INTERNATIONAL INC.

                          DATED AS OF NOVEMBER 16, 2004

                                TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----
ARTICLE I           DEFINITIONS...................................................................     2
   Section 1.1      Defined Terms.................................................................     2

ARTICLE II          DEPOSIT; PURCHASE AND SALE OF SHARES; PURCHASE PRICE..........................     4
   Section 2.1      Deposit.......................................................................     4
   Section 2.2      Sale and Purchase of Shares...................................................     4
   Section 2.3      Sale and Purchase of Capital Note.............................................     4
   Section 2.4      Sale and Purchase of Inter-company Receivables................................     5
   Section 2.5      Closing; Closing Date.........................................................     5
   Section 2.6      Deliveries and Actions at Closing.............................................     5

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF THE SELLER AND HOLLINGER....................     6
   Section 3.1      Title.........................................................................     6
   Section 3.2      Due Incorporation and Authority of the Seller and Hollinger...................     6
   Section 3.3      Enforceability................................................................     6
   Section 3.4      No Conflicts..................................................................     6
   Section 3.5      Due Incorporation of the Company..............................................     6
   Section 3.6      Subsidiaries..................................................................     7
   Section 3.7      Capitalization................................................................     7
   Section 3.8      Brokers.......................................................................     7
   Section 3.9      Related Parties...............................................................     8
   Section 3.10     Prohibited Actions............................................................     8

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF THE BUYER...................................     8
   Section 4.1      Due Incorporation and Authority...............................................     8
   Section 4.2      Enforceability................................................................     8
   Section 4.3      Brokers.......................................................................     8
   Section 4.4      Purchase for Investment.......................................................     8
   Section 4.5      Financial Ability.............................................................     8
   Section 4.6      Independent Investigation.....................................................     8

ARTICLE V           COVENANTS AND AGREEMENTS......................................................     9
   Section 5.1      Conduct of Business...........................................................     9
   Section 5.2      Elimination of Inter-Company Arrangements & Accounts..........................    10
   Section 5.3      Expenses......................................................................    11
   Section 5.4      Publicity.....................................................................    11
   Section 5.5      Preservation of Records.......................................................    11
   Section 5.6      Further Assurances............................................................    11
   Section 5.7      Board of Directors............................................................    11
   Section 5.8      Offer to Purchase Shares......................................................    12

                                                                                                      PAGE
                                                                                                      ----
   Section 5.9      Access........................................................................    12
   Section 5.10     Confidentiality...............................................................    12

ARTICLE VI          CONDITIONS PRECEDENT TO THE OBLIGATION OF THE BUYER TO CLOSE..................    12
   Section 6.1      Antitrust Filings.............................................................    12
   Section 6.2      No Orders.....................................................................    13
   Section 6.3      Additional Documents..........................................................    13

ARTICLE VII         CONDITIONS PRECEDENT TO THE OBLIGATION  OF THE SELLER TO CLOSE................    13
   Section 7.1      Antitrust Filings.............................................................    13
   Section 7.2      No Orders.....................................................................    13

ARTICLE VIII        SURVIVAL......................................................................    13

ARTICLE IX          TERMINATION...................................................................    13
   Section 9.1      Termination...................................................................    13
   Section 9.2      Survival After Termination....................................................    14

ARTICLE X           MISCELLANEOUS.................................................................    14
   Section 10.1     Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.............    14
   Section 10.2     Notices.......................................................................    15
   Section 10.3     Entire Agreement..............................................................    17
   Section 10.4     Waivers and Amendments........................................................    17
   Section 10.5     Governing Law.................................................................    17
   Section 10.6     Binding Effect; Assignment....................................................    17
   Section 10.7     Usage.........................................................................    17
   Section 10.8     Articles and Sections.........................................................    17
   Section 10.9     Interpretation................................................................    18
   Section 10.10    Severability of Provisions....................................................    18
   Section 10.11    No Personal Liability.........................................................    18
   Section 10.12    No Third Party Beneficiaries..................................................    18
   Section 10.13    Counterparts..................................................................    18

                            STOCK PURCHASE AGREEMENT

            This STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of November 16, 2004, by and among Mirkaei Tikshoret Ltd., an Israeli corporation (the "BUYER"), American Publishing Holdings, Inc., a Delaware corporation (the "SELLER"), and Hollinger International Inc., a Delaware corporation ("HOLLINGER"), for the purchase and sale of shares of, as well as a certain capital note and certain inter-company indebtedness owed to the Seller by, The Palestine Post Limited, an Israeli corporation (the "COMPANY").

                                    RECITALS

            (a) The Seller is the beneficial and record owner of 999 ordinary shares, nominal value NIS 100.05 per share, of the Company (the "SHARES"), which together with the one ordinary share, nominal value NIS 100.05, of the Company that is owned by Jerusalem Post Employees Holdings (1983) Ltd., an Israeli corporation, comprise all of the issued and outstanding shares of the Company.

            (b) One ordinary share, nominal value NIS 100.05, of the Company is held by Jerusalem Post Employees Holdings (1983) Ltd., an Israeli corporation that has been struck from the Israeli Companies Register. This share of the Company may be acquired by the Buyer under Sections 341 and 342 of the Israeli Companies Law.

            (c) The Seller is the beneficial owner of, and the sole creditor under, the Capital Note (as defined below).

            (d) The Seller is the beneficial owner of, and the sole creditor under, the Inter-company Receivables (as defined below).

            (e) The Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, all of the Shares upon the terms and subject to the conditions set forth in this Agreement (the "STOCK PURCHASE").

            (f) The Seller wishes to sell and assign to the Buyer, and the Buyer wishes to purchase and assume from the Seller, the Capital Note upon the terms and subject to the conditions set forth in this Agreement (the "CAPITAL NOTE PURCHASE").

            (g) The Seller wishes to sell and assign to the Buyer, and the Buyer wishes to purchase and assume from the Seller, the Inter-company Receivables upon the terms and subject to the conditions set forth in this Agreement (the "INTER-COMPANY RECEIVABLES PURCHASE" and together with the Stock Purchase and the Capital Note Purchase, the "PURCHASE").

            (h) The parties to this Agreement desire to make certain representations, warranties, covenants and agreements in connection with the Purchase and also to prescribe certain conditions to the Purchase.

            (i) The Seller is an indirect wholly-owned subsidiary of Hollinger.

            Accordingly, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 Defined Terms.

            (a) For all purposes of this Agreement, the terms set forth below shall have the respective meanings set forth in this Section 1.1:

            "AFFILIATE" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

            "ANTITRUST LAWS" means the Israeli Restrictive Trade Practices Law 5748-1988, the regulations promulgated thereunder and any case law relevant thereto.

            "BUSINESS" means publishing, producing and distributing The Jerusalem Post and The Jerusalem Report in print and other media and related activities.

            "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in New York, New York, Toronto, Ontario, Canada or Tel Aviv, Israel are authorized or obligated by law to close.

            "CAPITAL NOTE" means the Capital Note issued by the Company as of the date of this Agreement to the Seller in principal amount of $17,948,307.

            "CONFIDENTIAL INFORMATION" means any confidential or proprietary information concerning the business and affairs of the Company and the Subsidiaries.

            "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement, dated June 18, 2004, by and between Hollinger and the Buyer.

            "DISCLOSURE MATERIAL" means (i) all the information disclosed in this Agreement and the Seller's Disclosure Schedules and (ii) all other information made available to the Buyer in the virtual data room prior to the date of this Agreement.

            "GOVERNMENTAL BODIES" means any Israeli or foreign governmental, regulatory or administrative body, authority, agency, court or tribunal.

            "HOLLINGER GROUP" means Hollinger and all of its direct and indirect subsidiaries, other than the Company and the Subsidiaries.

            "INTER-COMPANY RECEIVABLES" means all inter-company receivables owed by the Company to the Seller, which total $22,239,111 as of September 30, 2004, but which, for the avoidance of doubt, will also include any such inter-company receivables that arise between September 30, 2004 and the Closing.

            "LAWS" means any law, statute, rule, regulation or code issued, enacted, promulgated or implemented by any Governmental Bodies.

            "LEGAL PROCEEDINGS" means any action, suit, complaint, investigation or other civil, criminal or administrative proceeding.

            "LIEN" means any lien, pledge, mortgage, security interest, charge, option, transfer restriction or other similar encumbrance.

            "ORDERS" means any order, judgment, injunction, award, decree or writ handed down, adopted or imposed by any Governmental Bodies.

            "PERSON" means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, trust, unincorporated organization or other entity.

            (b) The following capitalized terms are defined in the following Sections of this Agreement:

Term                                                                                   Section
----                                                                                   -------
Agreement.......................................................................         Preamble
Buyer...........................................................................         Preamble
Buyer's Advisors................................................................      Section 5.9
Capital Note Purchase...........................................................         Recitals
Closing.........................................................................      Section 2.5
Closing Date....................................................................      Section 2.5
Company.........................................................................         Preamble
Company Group...................................................................   Section 5.2(a)
Company Ordinary Shares.........................................................   Section 3.7(a)
Deposit.........................................................................      Section 2.1
Enforceability Exceptions.......................................................      Section 3.3
Hollinger.......................................................................         Preamble
Inter-company Receivables Purchase..............................................         Recitals
NIS.............................................................................     Section 10.7
Note Purchase Price.............................................................      Section 2.3
Purchase........................................................................         Recitals

Purchase Price..................................................................      Section 2.4
Receivables Purchase Price......................................................      Section 2.4
Refund Reason...................................................................      Section 2.1
Seller..........................................................................         Preamble
Seller's Disclosure Schedule....................................................      ARTICLE III
Shares..........................................................................         Recitals
Shares Purchase Price...........................................................      Section 2.2
Stock Purchase..................................................................         Recitals
Subsidiaries....................................................................   Section 3.6(a)

                                   ARTICLE II.

              DEPOSIT; PURCHASE AND SALE OF SHARES; PURCHASE PRICE

            Section 2.1 Deposit. Concurrently with the execution of this Agreement, the Buyer has delivered to the Seller the amount of $1,000,000 (the "DEPOSIT") by wire transfer of immediately available funds. If the Purchase is consummated, then the Deposit shall be applied as partial payment of the Purchase Price. If this Agreement is terminated for any reason other than a Refund Reason, then the Deposit shall be retained by the Seller as liquidated damages. The parties to this Agreement agree that (a) it would be impractical and extremely difficult to ascertain the actual damages suffered by the Seller as a result of the failure of the Purchase to be consummated and (b) under the circumstances existing on the date of this Agreement, the liquidated damages provided for in this Section 2.1 represent a reasonable estimate of the damages that the Seller would incur as a result of such failure; provided that this provision shall not limit the Seller's rights to recover any additional damages. If this Agreement is terminated because of a Refund Reason, then the Seller shall return the Deposit to the Buyer promptly following such termination. For purposes of this Agreement, "REFUND REASON" means the termination of this Agreement by the Buyer pursuant to Section 9.1(b) of this Agreement.

            Section 2.2 Sale and Purchase of Shares. At the Closing provided for in Section 2.5, and upon the terms and subject to the conditions set forth in this Agreement, the Seller shall, and Hollinger shall cause the Seller to, sell to the Buyer, and the Buyer shall purchase from the Seller, all of the Shares for an aggregate purchase price of $999 (the "SHARES PURCHASE PRICE"), to be paid in accordance with Section 2.6.

            Section 2.3 Sale and Purchase of Capital Note. At the Closing provided for in Section 2.5, and upon the terms and subject to the conditions set forth in this Agreement, the Seller shall, and Hollinger shall cause the Seller to, sell and assign to the Buyer, and the Buyer shall purchase and assume from the Seller, the Capital Note for a purchase price of $1,000 (the "NOTE PURCHASE PRICE"), to be paid in accordance with Section 2.6.

            Section 2.4 Sale and Purchase of Inter-company Receivables. At the Closing provided for in Section 2.5, and upon the terms and subject to the conditions set forth in this Agreement, the Seller shall, and Hollinger shall cause the Seller to, sell and assign to the Buyer, and the Buyer shall purchase and assume from the Seller, the Inter-company Receivables for a purchase price of $13,198,001 (the "RECEIVABLES PURCHASE PRICE" and together with the Share Purchase Price and the Note Purchase Price, the "PURCHASE PRICE"), to be paid in accordance with Section 2.6.

            Section 2.5 Closing; Closing Date. The closing of the Purchase (the "CLOSING") shall take place at the offices of Herzog Fox & Neeman, Asia House, 4 Weizman Street, Tel Aviv, Israel at 10:00 a.m. local time, on December 23, 2004, subject to the conditions to closing set forth in Article VI and Article VII having been satisfied, or if later, two Business Days after the satisfaction on such conditions, or on such other time or date as the parties to this Agreement may mutually agree in writing. The date upon which the Closing occurs is referred to as the "CLOSING DATE".

            Section 2.6 Deliveries and Actions at Closing.

            (a) At the Closing, the Buyer shall deliver to the Seller an amount equal to the Purchase Price less the Deposit, in cash, by wire transfer of immediately available funds to the bank account designated in Section 2.6(a) of the Seller's Disclosure Schedule.

            (b) At the Closing, the Seller shall, and Hollinger shall cause the Seller to, deliver to the Buyer:

                  (i) a share transfer form for the Shares duly executed by the Seller in favor of the Buyer (or as it shall otherwise in writing direct) accompanied by its share certificate;

                  (ii) a duly executed assignment of the Capital Note;

                  (iii) such waivers, consents or other documents as may be required to provide title to the Shares and to enable the Buyer or its nominees to become their registered holders;

                  (iv) a release, substantially in the form of Exhibit A, signed by Paul Healy; and

                  (v) resignation letters signed by each of the directors of the Company effective as of the Closing Date.

            (c) At the Closing, the Seller shall cause the Company: (i) to record the transfer of the Shares to the Buyer on the Company's shareholders register; (ii) to deliver to the Buyer the Capital Note registered in the name of the Buyer; and (iii) to acknowledge the transfer of the Inter-company Receivables to the Buyer.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                           OF THE SELLER AND HOLLINGER

            Except as set forth in the disclosure schedule prepared by the Seller which is being delivered to the Buyer concurrently herewith (the "SELLER'S DISCLOSURE SCHEDULE") or, with respect to Sections 3.5, 3.6, 3.7, 3.8 and 3.9 only, in the Disclosure Material, the Seller and Hollinger, jointly and severally, represent and warrant to the Buyer as follows:

            Section 3.1 Title. The Seller owns beneficially and of record, free and clear of any Liens, and has full power and authority to convey free and clear of any Liens, the Shares. The Seller owns beneficially and of record, free and clear of any Liens, and has full power and authority to convey free and clear of any Liens, the Capital Note and the Inter-company Receivables. One ordinary share, nominal value NIS 100.05, of the Company, which represents the only outstanding share of the Company other than the Shares, is held by Jerusalem Post Employees Holdings (1983) Ltd., an Israeli corporation that has been struck from the Israeli Companies Register.

            Section 3.2 Due Incorporation and Authority of the Seller and Hollinger. The Seller and Hollinger are each corporations, duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Seller and Hollinger each have all requisite corporate power and authority, and have taken all corporate actions required, to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Seller and Hollinger and the consummation by the Seller and Hollinger of the transactions contemplated hereby have been duly approved by the board of directors of the Seller and the Corporate Review Committee of the board of directors of Hollinger.

            Section 3.3 Enforceability. This Agreement constitutes the legal, valid and binding obligation of the Seller and Hollinger and is enforceable against the Seller and Hollinger in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, (ii) laws of general applicability relating to or affecting creditors' rights and (iii) general equity principles (collectively, the "ENFORCEABILITY EXCEPTIONS").

            Section 3.4 No Conflicts. The execution and delivery by the Seller and Hollinger of this Agreement, and the performance by the Seller and Hollinger of their respective obligations hereunder, will not: (a) conflict with or violate the organizational documents of the Seller or Hollinger; (b) conflict with or violate any applicable Laws; or (c) require the Seller, Hollinger, the Company or any of the Subsidiaries to obtain any consents of, or make any filings with, any Governmental Bodies, other than as set forth in Section 3.4 of the Seller's Disclosure Schedule.

            Section 3.5 Due Incorporation of the Company. The Company is a corporation duly incorporated and validly existing under the laws of the State of Israel.

The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            Section 3.6 Subsidiaries.

            (a) Section 3.6(a) of the Seller's Disclosure Schedule sets forth the name and jurisdiction of incorporation of each corporation in which the Company directly or indirectly owns, or has the power to vote shares of, any capital stock having the voting power to elect a majority of the directors of such corporation (collectively, the "SUBSIDIARIES"). Except for the Subsidiaries, the Company does not, directly or indirectly, own any capital stock or other ownership interest of any other Person.

            (b) Except as set forth in Section 3.6(b) of the Seller's Disclosure Schedule, each of the Subsidiaries is a corporation duly incorporated and validly existing under the laws of the State of Israel. Each of the Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            Section 3.7 Capitalization.

            (a) The Company is authorized to issue only 1,000 ordinary shares, nominal value NIS 100.50 per share, of the Company ("COMPANY ORDINARY SHARES"), of which 1,000 Company Ordinary Shares, 999 of which constitute the Shares, are issued and outstanding. All of the Shares are duly authorized, validly issued, fully paid and nonassessable. No other class or series of capital stock of the Company is authorized or outstanding. Neither the Company nor the Seller is a party to or bound by any outstanding subscriptions, options, warrants, calls or other similar commitments providing for the purchase or issuance of (i) any Company Ordinary Shares or other capital stock of the Company or (ii) any securities representing the right to purchase any Company Ordinary Shares or other capital stock of the Company.

            (b) The authorized and outstanding shares of capital stock of each of the Subsidiaries are as set forth in Section 3.7(b) of the Seller's Disclosure Schedule. All of the outstanding shares of capital stock of the Subsidiaries are duly authorized, validly issued, fully paid and nonassessable. All shares of capital stock of each Subsidiary that are shown in Section 3.7(b) of the Seller's Disclosure Schedule as issued and outstanding are owned by the Company or another Subsidiary free and clear of any Liens. None of the Subsidiaries is a party to or bound by any outstanding subscriptions, options, warrants, calls or other similar commitments providing for the purchase or issuance of (i) any shares of capital stock of any Subsidiary or (ii) any securities representing the right to purchase any shares of capital stock of any Subsidiary.

            Section 3.8 Brokers. Except for fees and commissions that will be paid by or on behalf of the Seller, no Person retained by or on behalf of the Seller or any of its Affiliates is entitled to any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated hereby.

            Section 3.9 Related Parties. Except with respect to any inter-company payables, receivables and contracts and arrangements to be eliminated or terminated pursuant to Section 5.2 or with respect to the Capital Note and the Inter-company Receivables, no member of the Hollinger Group (a) has any interest in any property used in or pertaining to the Business or (b) is a party to any Contract with, or has any claim or right against, any member of the Company Group.

            Section 3.10 Prohibited Actions. Since September 30, 2004, neither the Company nor any Subsidiary has taken any action that would have been prohibited by Section 5.1(b) had such action been taken on or after the date hereof.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE BUYER

            The Buyer represents and warrants to the Seller as follows:

            Section 4.1 Due Incorporation and Authority. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Buyer has all requisite power and authority, and has taken all corporate actions required, to execute and deliver this Agreement and to perform its obligations hereunder.

            Section 4.2 Enforceability. This Agreement constitutes the legal, valid and binding obligation of the Buyer and is enforceable against the Buyer in accordance with its terms, subject to the Enforceability Exceptions.

            Section 4.3 Brokers. Except for fees and commissions that will be paid by the Buyer, no Person retained by or on behalf of the Buyer or any of its Affiliates is entitled to any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated hereby.

            Section 4.4 Purchase for Investment. The Buyer is purchasing the Shares, the Capital Note and the Inter-company Receivables for its own account for investment and not for resale or distribution in any transaction that would be in violation of the securities laws of the United States of America, any state thereof or the State of Israel. The Buyer is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

            Section 4.5 Financial Ability. As of the date of this Agreement, the Buyer has, and as of the Closing Date, will have, sufficient cash in immediately available funds to pay the Purchase Price and all of its fees and expenses in order to consummate the transactions contemplated by this Agreement.

            Section 4.6 Independent Investigation. The Buyer acknowledges that, prior to the date of this Agreement, the Buyer and its advisors have conducted a thorough business, financial, operational, legal, accounting, tax and environmental due diligence investigation with respect to the Company and the Subsidiaries and have carefully reviewed the Disclosure Material. The Buyer hereby acknowledges and affirms that: (a) it has made all such investigation and inspections of the condition, business, results of operations, properties, assets, liabilities and prospects of the Company and the Subsidiaries as it has deemed necessary or appropriate; (b) it has had the opportunity to request all information it has deemed relevant to the foregoing from the Company or the Seller and has received responses it deems adequate and sufficient to all such requests; (c) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby it has relied solely on (i) its own investigation, inspections, analyses and evaluation of the Company and the Subsidiaries and
(ii) the representations, warranties, covenants and agreements of the Seller contained in this Agreement; and (d) the Seller is making no representations or warranties as to the accuracy or completeness of the Disclosure Material or as to any other matter not explicitly set forth in this Agreement.

                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

            Section 5.1 Conduct of Business. The Seller and Hollinger agree that:

            (a) Between the date of this Agreement and the Closing Date, except as (i) contemplated by this Agreement, (ii) set forth on Section 5.1(a) of the Seller's Disclosure Schedule or (iii) otherwise agreed by the Buyer (which agrees to respond promptly to any request for such agreement and not to unreasonably withhold or condition such agreement), the Seller and Hollinger shall cause the Company and the Subsidiaries to operate in the ordinary course of business consistent with past practice (including by paying all of their liabilities as they come due).

            (b) Between the date of this Agreement and the Closing Date, except as otherwise agreed by the Buyer (which agrees to respond promptly to any request for such agreement and not to unreasonably withhold or condition such agreement), the Seller and Hollinger shall:

                  (i) not permit the Company or any of the Subsidiaries to amend their articles of association;

                  (ii) not permit the Company or any of the Subsidiaries to incur any indebtedness for borrowed money, other than from the Seller or any of the Seller's Affiliates consistent with past practice and provided such indebtedness is incorporated into the Inter-company Receivables or, if immaterial in amount, eliminated immediately prior to Closing;

                  (iii) not permit the Company or any of the Subsidiaries to issue, sell or pledge (A) any shares of capital stock or any other ownership interests or (B) any securities convertible or exchangeable into, or subscriptions, options, warrants, calls or other similar commitments to acquire, any such capital stock or other ownership interests;

                  (iv) not permit the Company or any of the Subsidiaries to declare, set aside or pay any dividend or distribution with respect to any shares of capital stock;

                  (v) not permit the Company or any of the Subsidiaries to sell or convey any of its material assets, including any printing press;

                  (vi) not permit the Company, and not require the Company, to repay any portion of the Capital Note or any other indebtedness or obligation to any member of the Hollinger Group;

                  (vii) not permit the Company or any of the Subsidiaries to (A) adopt, terminate or amend any of its employee benefit plans or (B) grant any material increase (other than increases required by applicable Laws, under any applicable contracts or consistent with past practice) in the compensation of employees of the Company or the Subsidiaries;

                  (viii) not amend any material existing employment agreement or service agreement to which the Company or any of the Subsidiaries is a party;

                  (ix) not enter into, or amend, any collective bargaining agreement to which the Company or any of the Subsidiaries is a party; or

                  (x) not enter into any agreement, commit or otherwise become obligated to do any of the foregoing.

            (c) Nothing contained in this Agreement shall give the Buyer, directly or indirectly, rights to control or direct the operations of the Company or any of the Subsidiaries prior to the Closing. Prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of the operations of the Company and the Subsidiaries.

            Section 5.2 Elimination of Inter-Company Arrangements & Accounts.

            (a) With the exception of the Capital Note and the Inter-company Receivables, Hollinger shall cause all inter-company receivables, payables and loans then existing between the Company and the Subsidiaries (together, the "COMPANY GROUP"), on the one hand, and the Hollinger Group, on the other hand, to be eliminated effective immediately prior to the Closing.

            (b) All contracts and arrangements for services between any member of the Company Group, on the one hand, and the Hollinger Group, on the other hand, shall be terminated without cost or obligation to the Company Group or the Buyer immediately prior to the Closing.

            Section 5.3 Expenses. Except as otherwise specifically provided in this Agreement, the Buyer and the Seller shall bear their respective costs, fees and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all costs, fees and expenses of agents, representatives, counsel and accountants. For the avoidance of doubt, the Seller shall bear (a) the cost of any income or capital gains taxes triggered by its sale of the Shares, the Capital Note and the Inter-company Receivables and (b) all legal costs, fees and expenses incurred by the Company in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby. The Buyer shall be responsible for the payment of any stamp taxes in connection with the transactions contemplated hereby.

            Section 5.4 Publicity. Except as may be required by applicable Laws or the applicable rules of any stock exchange or listing authority, the parties to this Agreement agree that no public announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by both the Buyer and the Seller. If any public announcement is required by applicable Laws or the applicable rules of any stock exchange or listing authority to be made by any party to this Agreement, then prior to making such public announcement, such party will deliver a draft of such public announcement to the other party and shall afford the other party a reasonable opportunity to comment thereon.

            Section 5.5 Preservation of Records. The Buyer, at its own expense, shall preserve and keep records held by the Company or the Subsidiaries relating to the Seller for a period of seven years from the Closing Date, during which time the Buyer shall make such records available to the Seller as the Seller may reasonably require.

            Section 5.6 Further Assurances.

            (a) Subject to the terms and conditions of this Agreement, prior to the Closing, each of the parties to this Agreement agrees to use its reasonable efforts to take or cause to be taken all action, and to do or cause to be done all things, reasonably necessary, proper or advisable to consummate the transactions contemplated by this Agreement promptly, including: (i) preparing and making any filings required under Antitrust Laws; (ii) contesting any Legal Proceedings relating to the transactions contemplated hereby; and (iii) executing any additional instruments necessary to consummate the transactions contemplated hereby.

            (b) From time to time after the Closing, the Seller shall, at the cost and expense of the Buyer, execute and deliver such other instruments related hereto and take such other action as may be reasonably required to consummate the transactions contemplated hereby and to give effect to the intention of the parties hereunder.

            Section 5.7 Board of Directors. The Seller shall procure that a meeting of the board of directors of the Company be held at the Closing Date, at which: (a) there shall be submitted and accepted the resignations of the outgoing directors; (b) the transfers of the Shares shall be approved for registration and new share certificates issued in favor of the Buyer or its nominees; and (c) new signatory rights of the Company, as approved by the Buyer, shall be adopted.

            Section 5.8 Offer to Purchase Shares. The Seller agrees to consent to, within seven days of its receipt of, any written offer by the Buyer to purchase Company Ordinary Shares submitted, in accordance with Section 341 of the Israeli Companies Law, 5759-1999, on or after the execution of this Agreement.

            Section 5.9 Access. Between the date of this Agreement and the Closing Date, the Seller and Hollinger will, and will cause the Company and the Subsidiaries to, (a) afford the Buyer and its representatives (collectively, "BUYER'S ADVISORS") reasonable access, at reasonable times and with advance notice, and in a manner so as not to unreasonably interfere with the normal business operations of the Company and the Subsidiaries, to the Company's and each Subsidiary's personnel, properties, contracts, books and records, and other documents and data, and (b) furnish the Buyer and Buyer's Advisors with copies of any such contracts, books and records, and other existing documents and data as Buyer may reasonably request.

            Section 5.10 Confidentiality. From the Closing Date until the first anniversary of the Closing Date, no member of Hollinger Group nor any of their respective employees, agents or representatives will disclose to any third party any Confidential Information concerning the Business that such Person acquired prior to the Closing Date. Notwithstanding the foregoing, any Person may disclose any such Confidential Information as follows: (i) to such Person's Affiliates and its or its Affiliates' employees, lenders, counsel or accountants provided that Hollinger and the Seller shall cause such other Persons to maintain the confidentiality of the Confidential Information; (ii) to comply with any applicable Law or Order, provided that prior to making any such disclosure, the Person making the disclosure notifies the Buyer of any action of which it is aware which may result in disclosure and uses its commercially reasonable efforts to limit or prevent such disclosure (subject to being reimbursed therefor by the Buyer); (iii) to the extent that the Confidential Information is or becomes generally available to the public through no fault of the Person or its Affiliates making such disclosure; or (iv) in order to comply with any U.S. securities laws that may apply to such Person and/or its Affiliates.

                                   ARTICLE VI

             CONDITIONS PRECEDENT TO THE OBLIGATION OF THE BUYER TO
                                      CLOSE

            The obligation of the Buyer to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Buyer:

            Section 6.1 Antitrust Filings. Any approvals required under the Antitrust Laws in connection with the transactions contemplated hereby shall have been obtained.

            Section 6.2 No Orders. No Order shall have been issued or Legal Proceedings initiated by any Governmental Body to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the transactions contemplated hereby.

            Section 6.3 Additional Documents. The Seller shall have delivered (or stand ready to deliver) each of the documents required to be delivered by Seller pursuant to Section 2.6(b).

                                   ARTICLE VII

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                             OF THE SELLER TO CLOSE

            The obligation of the Seller to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Seller:

            Section 7.1 Antitrust Filings. Any approvals required under the Antitrust Laws in connection with the transactions contemplated hereby shall have been obtained.

            Section 7.2 No Orders. No Order shall have been issued or Legal Proceedings initiated by any Governmental Body to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the transactions contemplated hereby.

                                  ARTICLE VIII

                                    SURVIVAL

            All representations and warranties in this Agreement will survive the Closing for a period of six months from the Closing Date, except that the representations and warranties in Sections 3.1, 3.2, 3.3 and 3.4 shall survive the Closing for a period of six years from the Closing Date.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.1 Termination. This Agreement may not be terminated prior to the Closing, except:

            (a) by mutual agreement of the Buyer and the Seller;

            (b) at the election of the Buyer, if the Seller has materially breached any of its material obligations contained in this Agreement, which breach has not been cured by the Seller within 30 days after the Seller's receipt of written notice of such breach from the Buyer;

            (c) at the election of the Seller, if the Buyer has materially breached any of its material obligations contained in this Agreement, which breach has not been cured by the Buyer within 30 days after the Buyer's receipt of written notice of such breach from the Seller;

            (d) at the election of either the Buyer or the Seller upon prior written notice, if any Governmental Body shall have issued an Order or taken any other final action restraining or prohibiting consummation of the transactions contemplated hereby and such Order is or shall have become non-appealable; or

            (e) at the election of either the Buyer or the Seller upon prior written notice, if any of the conditions set forth in Article VI or Article VII, respectively, has not been fulfilled as of the close of business on May 31, 2005; provided, however, that the party whose conduct substantially results in the failure of such condition to be fulfilled may not be the terminating party.

            Section 9.2 Survival After Termination. If this Agreement is terminated pursuant to Section 9.1 and the transactions contemplated hereby are not consummated, then:

            (a) this Agreement shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the non-satisfaction of the conditions set forth in Articles VI and VII resulting from the intentional or willful breach or violation of the covenants or agreements of another party under this Agreement;

            (b) notwithstanding anything in this Agreement to the contrary, the provisions of Section 2.1, Section 5.3, Section 5.4, this Section 9.2 and
Article X shall survive any termination of this Agreement; and

            (c) the Buyer shall promptly return to the Seller all books and records and all other information furnished by the Seller, its agents, employees or representatives (including all copies, if any) and shall not use or disclose the information contained in such books and records for any purpose or make such information available to any other Person.

                                    ARTICLE X

                                  MISCELLANEOUS

            Section 10.1 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

            (a) Any controversy or claim arising out of or relating to this Agreement shall be finally settled by arbitration, before a single arbitrator, administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. Any award or portion thereof rendered by the arbitrator in accordance with this Section 10.1 shall be final and binding on the parties to this Agreement, who hereby waive all rights of appeal or challenge to such to the extent they are permitted to do so. The parties to this Agreement further agree that any judgment or award hereunder shall be entered in a court of competent jurisdiction and application may be made to such court or to any court of competent jurisdiction wherever situated for enforcement of any judgment or award and the entry of whatever orders that are necessary for such enforcement. The place of arbitration shall be New York, New York. The language of the arbitration shall be English. This Section 10.1 shall be treated and construed as an arbitration agreement for purposes of the Israeli Arbitration Law, 5728-1968.

            (b) Any and all service of process and any other notice in any such claim shall be effective against any party to this Agreement if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as provided in Section 10.2. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law.

            (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY.

            (d) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVER IN SECTION 10.1(c), (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) SUCH PARTY MAKES SUCH WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS AND CERTIFICATIONS IN
SECTION 10.1(c) AND THIS SECTION 10.1(d).

            Section 10.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) on the day of delivery if delivered in person, or if delivered by facsimile upon confirmation of receipt, (ii) on the first Business Day following the date of dispatch if delivered by an internationally recognized express courier service, or (iii) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated by notice given in accordance with this Section 10.2 by the party to receive such notice:

            (a) if to the Buyer, to:

                               Mirkaei Tikshoret Ltd.
                               15 Maslavita Street
                               Tel Aviv 67010
                               Israel
                               Attention:  Eyal Golan
                               Facsimile:  +972-3-561-0887

                               with a copy to:

                               Danziger, Klagsbald, Rosen & Co., Law Offices Gibor Sport Building, 24th Floor
                               7 Menachem Begin Street
                               Ramat Gan 52521
                               Israel
                               Attention: Ori Rosen, Adv.
                               Facsimile: +972-3-611-0707

                               and

                               Kaye Scholer LLP
                               425 Park Avenue
                               New York, NY 10022-3598
                               Attention: Joel Greenberg, Esq.
                               Facsimile: (212) 836-8689

            (b) if to the Seller or Hollinger, to:

                               Hollinger International Inc.
                               712 Fifth Avenue, 18th Floor
                               New York, NY  10019
                               Attention: Gordon A. Paris
                               Facsimile: (212) 974-0978

                               with a copy to:

                               Paul, Weiss, Rifkind, Wharton & Garrison LLP
                               1285 Avenue of the Americas
                               New York, NY  10019-6064
                               Attention:       Judith R. Thoyer, Esq.
                               Facsimile:  (212) 757-3990

                               and

                               Herzog Fox & Neeman
                               Asia House, 4 Weizmann Street
                               Tel Aviv  64239
                               Israel
                               Attention: Alan Sacks, Adv.
                               Facsimile:  +972-3-696-6464

            Section 10.3 Entire Agreement. This Agreement, together with the Confidentiality Agreement and any other collateral agreements executed in connection with the consummation of the transactions contemplated hereby, contain the entire agreement among the parties with respect to the Purchase and supersede all prior agreements, written or oral, with respect thereto.

            Section 10.4 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Buyer, the Seller and Hollinger or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

            Section 10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel without regard to any conflict of laws rules thereof that might indicate the application of the laws of any other jurisdiction.

            Section 10.6 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement is not assignable by any party without the prior written consent of the other party.

            Section 10.7 Usage. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Unless otherwise expressly provided, the words "include," "includes" and "including" do not limit the preceding words or terms and shall be deemed to be followed by the words "without limitation." Any reference in this Agreement to "Dollars" or "$" shall mean U.S. dollars. Any reference in this Agreement to "NIS" shall mean New Israeli Shekels.

            Section 10.8 Articles and Sections. All references herein to Articles and Sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. The Article and Section headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

            Section 10.9 Interpretation. The parties acknowledge and agree that
(a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties, regardless of which party was generally responsible for the preparation of this Agreement. Any statute, regulation or other law defined or referred to herein (or in any agreement or instrument that is referred to herein) means such statute, regulation or other law as, from time to time, may be amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a Person also refer to its predecessors and permitted successors and assigns.

            Section 10.10 Severability of Provisions. If any provision or any portion of any provision of this Agreement shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement shall not be affected thereby. If the application of any provision or any portion of any provision of this Agreement to any Person or circumstance shall be held invalid or unenforceable, the application of such provision or portion of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

            Section 10.11 No Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any officer, director, employee, agent, representative or investor of any party hereto.

            Section 10.12 No Third Party Beneficiaries. No provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any Person other than the parties hereto.

            Section 10.13 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 BUYER:

                                 MIRKAEI TIKSHORET LTD.

                                 By:   /s/ Eyal Golan
                                    -------------------------------
                                    Name:  Eyal Golan
                                    Title: Managing Director

                                 SELLER:

                                 AMERICAN PUBLISHING HOLDINGS, INC.

                                 By:   /s/ Gordon A. Paris
                                    -------------------------------
                                    Name:  Gordon A. Paris
                                    Title: President

                                 HOLLINGER:

                                 HOLLINGER INTERNATIONAL INC.

                                 By:   /s/ Gordon A. Paris
                                    -------------------------------
                                    Name:  Gordon A. Paris
                                    Title: President and Chief Executive Officer

                                                                       EXHIBIT A

                                 FORM OF RELEASE

            This Release is made as of _____, 2004 by______ (the "undersigned"), in favor of Mirkaei Tikshoret Ltd., an Israeli corporation ("MTL"), The Palestine Post Limited, an Israeli corporation (the "Company"), and the Company's subsidiaries.

            The undersigned, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby agrees as follows:

            The undersigned hereby releases and forever discharges MTL, the Company and each of the Company's subsidiaries, and each of their respective individual, joint or mutual, past, present and future directors, officers and employees (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, actions, proceedings, causes of action, orders, judgments, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the undersigned now has, have ever had or may hereafter have against the respective Releasees arising on or prior to the date hereof or on account of or arising out of any matter, cause or event occurring on or prior to the date hereof, including, but not limited to, any rights to indemnification or reimbursement from the Company or any of its subsidiaries, whether pursuant to their respective organizational documents, contract or otherwise.

            The undersigned hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matters purported to be released hereby.

            Without in any way limiting any of the rights and remedies otherwise available to any Releasee, the undersigned shall indemnify and hold harmless each Releasee from and against any loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees), whether or not involving third party claims, arising directly or indirectly from or in connection with the assertion by or on behalf of the undersigned of any claim or other matter purported to be released pursuant to this Release.

            If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

            This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This release shall be governed by and construed under the laws of the State of New York without regard to principles of conflicts of law.

            All words used in this Release will be construed to be of such gender or number as the circumstances require.

            IN WITNESS WHEREOF, the undersigned has executed and delivered this Release as of this ___day of ______, 2004.

                                        _________________________________
                                        [Name of Releasor]